UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                            COLE NATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)   Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        (2)   Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)   Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:


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          This filing may contain "forward looking statements" as defined in the
Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the Luxottica merger will not be completed; risks that regulatory or stockholder approval may not be obtained for the Luxottica merger; legislative or regulatory developments that could have the effect of delaying or preventing the Luxottica merger; uncertainty as to the timing of obtaining regulatory approvals and clearance; uncertainties as to the status of Moulin's proposal and its ability to obtain financing; fluctuations in exchange rates; economic and weather factors affecting consumer spending; the ability successfully to introduce and market new products; the ability successfully to launch initiatives to increase sales and reduce costs; the availability of correction alternatives to prescription eyeglasses; risks associated with potential adverse consequences of last year's restatement of our financial statements, including those resulting from litigation or government investigations; restrictions or curtailment of our credit facility and other credit situations; costs and other effects associated with the California litigation; the seasonality of our business, including the results of Things Remembered, which is highly dependent on the fourth quarter holiday season; our relationships with host stores and franchisees; and other political, economic and technological factors and other risks referred to in our filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and Cole National does not assume any obligation to update them.

          Cole National filed a definitive proxy statement containing information about the proposed Luxottica merger with the United States Securities and Exchange Commission (the "SEC") on June 4, 2004, which stockholders are urged to read because it contains important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement and other documents filed by Cole National with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cole National will be available free of charge from Cole National.

          Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed Luxottica transaction. Information concerning the participants in the proxy solicitation is set forth in the definitive proxy statement as filed with the SEC.

The following is a letter mailed to the stockholders of Cole National on or about June 21, 2004:



June 18, 2004


Dear Cole National Corporation Stockholder:

          An important vote is coming soon, and as a Cole National stockholder you have the opportunity to determine the future of your investment.

          You should have recently received proxy materials for our 2004 Annual Meeting of Stockholders to be held on Tuesday, July 20, 2004. The vote at this meeting concerns the proposed merger between Cole National and Luxottica Group S.p.A. and the election of Cole National's directors. According to our records, your vote has not yet been received. Your vote is very important, and we encourage you to carefully review the proxy materials, which contain a description of the proposals to be considered at the Annual Meeting, including the proposed merger with Luxottica.

          On June 1, 2004, the Cole National board of directors reaffirmed its determination that the Luxottica merger is advisable, fair to and in the best interest of Cole National and its stockholders. Accordingly, the board of directors unanimously recommends that you vote "FOR" the approval and adoption of the amended Luxottica merger agreement at the Annual Meeting.

          One of the important factors the Board considered in its recommendation was that Cole National has the right to terminate the Luxottica merger agreement and enter into an agreement relating to a superior proposal at any time prior to the consummation of the Luxottica merger, even after Cole National stockholders approve the Luxottica merger agreement. This termination right is subject to the conditions set forth in the Luxottica merger agreement (including the obligation to provide Luxottica an opportunity to revise the terms of its proposed transaction). In other words, voting "FOR" the amended Luxottica merger would not prevent Cole National from terminating the Luxottica merger agreement prior to the closing of the Luxottica merger to accept a superior proposal, if one were to be made, provided that Cole National has complied with the conditions set forth in the Luxottica merger agreement.

          Approval of the amended merger agreement with Luxottica requires the affirmative vote of the holders of a majority of all of the shares of Cole National outstanding as of May 21, 2004 (the record date). THEREFORE, ANY FAILURE TO VOTE IS THE SAME AS A VOTE AGAINST THE TRANSACTION.

          Regardless of the number of shares you may own, it is important that all shares be voted. In the event your shares have been sold since May 21, 2004, you are still entitled to vote any and all shares owned as of that date. To avoid additional expense and unnecessary contacts, please sign, date and return the enclosed proxy card in the envelope provided, even if you have signed and returned a proxy card previously, to ensure that your vote is counted. Please feel free to call our proxy solicitor, Morrow & Co., at (800) 607-0088, if you need further information about the Annual Meeting or the Luxottica merger.

                                        Sincerely,

                                        /s/ Larry Pollock

                                        Larry Pollock
                                        President and Chief Executive Officer